                                                                     EXHIBIT 4.4

                                 $150,000,000
                                    364-DAY
                               CREDIT AGREEMENT

                                     Among

                               FMC CORPORATION,

                            FMC TECHNOLOGIES, INC.,


                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,

                                      and
                           The Lenders Named Herein,
                                  as Lenders

                        BANC OF AMERICA SECURITIES LLC
                                      and
                          SALOMON SMITH BARNEY INC.,
                   as Co-Lead Arrangers and Co-Book Managers

                                CITIBANK, N.A.,
                             as Syndication Agent

                       COOPERATIVE CENTRALE RAIFFEISEN-
                  BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                            as Documentation Agent

                          Dated as of April 26, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.................................................................      1
         1.01         Defined Terms.........................................................................      1
         1.02         Other Interpretive Provisions.........................................................     13
         1.03         Accounting Terms......................................................................     13
         1.04         Rounding..............................................................................     14
         1.05         References to Agreements and Laws.....................................................     14

ARTICLE II. the COMMITMENTS and BORROWINGS..................................................................     14
         2.01         Loans.................................................................................     14
         2.02         Borrowings, Conversions and Continuations of Loans....................................     14
         2.03         Extension of Maturity Date............................................................     15
         2.04         Prepayments...........................................................................     17
         2.05         Reduction or Termination of Commitments...............................................     17
         2.06         Repayment of Loans....................................................................     17
         2.07         Interest..............................................................................     17
         2.08         Fees..................................................................................     18
         2.09         Computation of Interest and Fees......................................................     18
         2.10         Evidence of Debt......................................................................     19
         2.11         Payments Generally....................................................................     19
         2.12         Sharing of Payments...................................................................     20
         2.13         Regulation D Compensation.............................................................     21

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................     21
         3.01         Taxes.................................................................................     21
         3.02         Illegality............................................................................     23
         3.03         Inability to Determine Rates..........................................................     23
         3.04         Increased Cost and Reduced Return; Capital Adequacy...................................     24
         3.05         Funding Losses........................................................................     24
         3.06         Matters Applicable to all Requests for Compensation...................................     25
         3.07         Survival..............................................................................     25

ARTICLE IV. CONDITIONS PRECEDENT TO BORROWINGS..............................................................     25
         4.01         Conditions of Initial Borrowing.......................................................     25
         4.02         Conditions to the Assumption..........................................................     26
         4.03         Conditions to all Borrowings..........................................................     27
         4.04         Guaranty Release Conditions...........................................................     28

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................................................     29
         5.01         Corporate or Partnership Existence and Power..........................................     29
         5.02         Corporate and Governmental Authorization; No Contravention............................     29
         5.03         Binding Effect........................................................................     29
         5.04         Financial Information.................................................................     29
         5.05         Litigation............................................................................     30
         5.06         Compliance with ERISA.................................................................     30
         5.07         Environmental Matters.................................................................     30
         5.08         Taxes.................................................................................     30
         5.09         Full Disclosure.......................................................................     30

         5.10         Compliance with Laws..................................................................     30
         5.11         Regulated Status......................................................................     31

ARTICLE VI. AFFIRMATIVE COVENANTS...........................................................................     31
         6.01         Information...........................................................................     31
         6.02         Payment of Obligations................................................................     33
         6.03         Maintenance of Property; Insurance....................................................     33
         6.04         Inspection of Property, Books and Records.............................................     33
         6.05         Maintenance of Existence, Rights, Etc.................................................     33
         6.06         Bridge Credit Agreement...............................................................     33

ARTICLE VII. NEGATIVE COVENANTS.............................................................................     34
         7.01         Liens.................................................................................     34
         7.02         Consolidations, Mergers and Sales of Assets...........................................     35
         7.03         Use of Proceeds.......................................................................     37
         7.04         Compliance with Laws..................................................................     37
         7.05         Restricted Subsidiary Debt............................................................     37
         7.06         Restricted Payments...................................................................     37
         7.07         Investments in Unrestricted Subsidiaries..............................................     38
         7.08         Limitations on Upstreaming............................................................     38
         7.09         Transactions with Affiliates..........................................................     38
         7.10         Financial Covenants...................................................................     38

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES................................................................     39
         8.01         Events of Default.....................................................................     39

ARTICLE IX. ADMINISTRATIVE AGENT............................................................................     40
         9.01         Appointment and Authorization of Administrative Agent.................................     40
         9.02         Delegation of Duties..................................................................     41
         9.03         Liability of Administrative Agent.....................................................     41
         9.04         Reliance by Administrative Agent......................................................     41
         9.05         Notice of Default.....................................................................     42
         9.06         Credit Decision; Disclosure of Information by Administrative Agent....................     42
         9.07         Indemnification of Administrative Agent...............................................     43
         9.08         Administrative Agent in its Individual Capacity.......................................     43
         9.09         Successor Administrative Agent........................................................     43
         9.10         Other Agents..........................................................................     44

ARTICLE X. MISCELLANEOUS....................................................................................     44
         10.01        Amendments, Etc.......................................................................     44
         10.02        Notices and Other Communications; Facsimile Copies....................................     45
         10.03        No Waiver; Cumulative Remedies........................................................     46
         10.04        Attorney Costs, Expenses and Taxes....................................................     46
         10.05        Indemnification by the Borrower.......................................................     46
         10.06        Payments Set Aside....................................................................     47
         10.07        Successors and Assigns................................................................     47
         10.08        Confidentiality.......................................................................     49
         10.09        Set-off...............................................................................     50
         10.10        Interest Rate Limitation..............................................................     50
         10.11        Counterparts..........................................................................     50
         10.12        Integration...........................................................................     50
         10.13        Survival of Representations and Warranties............................................     50

         10.14        Severability..........................................................................     51
         10.15        Removal and Replacement of Lenders....................................................     51
         10.16        Governing Law.........................................................................     51
         10.17        Waiver of Right to Trial by Jury......................................................     52
         10.18        Time of the Essence...................................................................     52

                           364-DAY CREDIT AGREEMENT
                           ------------------------

     THIS 364-DAY CREDIT AGREEMENT is entered into as of April 26, 2001, among FMC CORPORATION, a Delaware corporation ("FMC"), FMC TECHNOLOGIES, INC., a Delaware corporation ("Technologies"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent (defined below) and L/C Issuer (defined below).

     FMC has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I.
                       DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall
          -------------
have the meanings set forth below:

     Adjusted Total Debt means, at any date, the Debt of the Borrower and its Consolidated Restricted Subsidiaries, determined on a consolidated basis as of such date.

     Administrative Agent means Bank of America in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

     Administrative Agent's Office means the Administrative Agent's address and, as appropriate, account as set forth below its signature hereto, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     Administrative Questionnaire means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

     Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agent-Related Persons means the Administrative Agent (including any successor administrative agent), together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Aggregate Commitments has the meaning specified in the definition of "Commitment."

     Agreement means this 364-Day Credit Agreement (as the same may hereafter be amended, modified, supplemented or restated from time to time).

     Applicable Rate means the following percentages per annum, based upon the Debt Rating:

---------------------------------------------------------------------------------------------------------------
                                              Applicable Rate
---------------------------------------------------------------------------------------------------------------
      Pricing Level             Debt Ratings          Facility Fee       Eurodollar Rate    Utilization Fee
                                S&P/Moody's
---------------------------------------------------------------------------------------------------------------
          1                    *BBB+/Baa1                  .100%              .525%              .125%
---------------------------------------------------------------------------------------------------------------
          2                     BBB/Baa2                   .125%              .750%              .125%
---------------------------------------------------------------------------------------------------------------
          3                     BBB-/Baa3                  .150%              .850%              .125%
---------------------------------------------------------------------------------------------------------------
          4                     +BB+/Ba1                   .250%             1.000%              .125%
---------------------------------------------------------------------------------------------------------------

* means more than or equal too.
+ means less than

          Debt Rating means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 4 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the average Debt Rating (or the higher of two intermediate Debt Ratings) shall apply. If neither of the foregoing rating agencies issues a Debt Rating, Pricing Level 4 shall apply.

On the Closing Date, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(v) and shall become effective on the Closing Date. Until the Guaranty Release Date, the Applicable Rate shall be determined based upon the Debt Rating of FMC. On the Guaranty Release Date, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.04(f) and shall become effective on the Guaranty Release Date. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     Assignment and Acceptance means an assignment and acceptance substantially in the form of Exhibit F.

     Assumption means the assumption by Technologies of all of the obligations of FMC under the Loan Documents pursuant to Section 10.07(a).

     Assumption Date has the meaning specified in Section 4.02.

     Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

     Bank of America means Bank of America, N.A.

     Base Rate means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     Base Rate Loan means a Loan that bears interest at the Base Rate.

     Board means the Board of Governors of the Federal Reserve System of the United States of America.

     Borrower means (a) for the period from the date hereof to the Assumption, FMC, and (b) for the period from and after the Assumption, Technologies, and each of their respective successors and permitted assigns.

     Bridge Credit Agreement means that certain 180-Day Credit Agreement dated as of February 21, 2001, among FMC, Technologies, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

     Borrowing means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

     Change of Control means an event or series of events by which:

          (a) any Person or two or more Persons acting in concert (other than a Plan or Plans) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Borrower;

          (b) during any period of 12 consecutive months (or, in the case of Technologies, such lesser period of time as shall have elapsed since the date of the Technologies IPO), commencing before or after the date of this Agreement (in the case of FMC) or commencing on the date of the Technologies IPO (in the case of Technologies), individuals who at the beginning of such 12 month (or lesser) period were directors of the Borrower (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower; or

          (c) at any time prior to the Technologies IPO, Technologies shall cease to be a wholly-owned Restricted Subsidiary of FMC.

     Closing Date means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with this Agreement.

     Code means the Internal Revenue Code of 1986.

     Commitment means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

     Common Stock means all capital stock of an issuer except capital stock as to which both the entitlement to dividends and the participation in assets upon liquidation are by the terms of such capital stock limited to a fixed or determinable amount.

     Compensation Period has the meaning specified in Section 2.11(d)(ii).

     Compliance Certificate means a certificate substantially in the form of Exhibit E.

     Consolidated Cash Flow means, for any period, Consolidated Net Income for such period, plus (a) the aggregate pre-tax amounts deducted in determining such Consolidated Net Income in respect of depreciation and amortization and other similar non-cash charges (other than Non-Recurring Items), plus (b) the amount of any increase (or minus the amount of any decrease) in the consolidated deferred tax or general tax reserves of FMC and its Consolidated Restricted Subsidiaries during such period, plus (c) Non-Recurring Items deducted in determining Consolidated Net Income for such period, minus (d) cash outlays (net of cash inflows) in such period with respect to Non-Recurring Items incurred after September 30, 2000 (such cash outlays to be included in this calculation only to the extent they cumulatively exceed $100,000,000 after September 30, 2000.)

     Consolidated EBITDA means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent included in determining Consolidated Net Income for such period, the sum of (a) total income tax expense of the Borrower and its Restricted Subsidiaries, (b) Consolidated Interest Expense, (c) depreciation, depletion and amortization expense of the Borrower and its Restricted Subsidiaries, (d) amortization of intangibles (including goodwill) and organization costs of the Borrower and its Restricted Subsidiaries and (e) any other non-cash charges, minus, to the extent included in determining Consolidated Net Income for such period, any non-cash credits of the Borrower and its Restricted Subsidiaries. For purposes of Sections 4.04(f)(ii), 7.10(d) and 7.10(e), Consolidated EBITDA shall be deemed to be $49,900,000 for the fiscal quarter ended June 30, 2000, $39,800,000 for the fiscal quarter ended September 30, 2000, $48,000,000 for the fiscal quarter ended December 31, 2000 and $24,000,000 for the fiscal quarter ended March 31, 2001.

     Consolidated Interest Expense means, for any period with respect to the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, plus (b) the portion of rent expense with respect to such period under capital leases that is treated as interest, minus (c) interest income for such period. For purposes of Sections 4.04(f)(ii) and 7.10(e), Consolidated Interest Expense shall be deemed to be $4,500,000 for each of the fiscal quarters ended June 30, 2000, September 30, 2000, December 31, 2000 and March 31, 2001 and $50,000 for each day from April1, 2001 to the Guaranty Release Date.

     Consolidated Net Income means, for any period, the net income (or loss) of FMC or Technologies, as the case may be, and its Consolidated Restricted Subsidiaries for such period, excluding, without duplication, (i) extraordinary items, (ii) the effect of cumulative changes in generally accepted accounting principles and (iii) any income (or loss) of any Unrestricted Subsidiary during such period except to the extent of dividends received during such period by FMC or Technologies, as the case may be, or by a Consolidated Restricted Subsidiary.

     Consolidated Restricted Subsidiary means, at any date, any Restricted Subsidiary the accounts of which would be consolidated with those of FMC or Technologies, as the case may be, in its consolidated financial statements as of such date.

     Consolidated Subsidiary means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of FMC or Technologies, as the case may be, in its consolidated financial statements as of such date.

     Consolidated Tangible Net Worth means, at any time, the consolidated stockholders' equity of the Borrower and its Consolidated Restricted Subsidiaries at such time, minus the consolidated Intangible Assets of the Borrower and its Consolidated Restricted Subsidiaries at such time, excluding, without duplication, the effects of (i) extraordinary items, (ii) cumulative changes in generally accepted accounting principles and (iii) amounts included in other comprehensive income under generally accepted accounting principles. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining consolidated stockholders' equity) of all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expenses.

     Debt of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than the non-negotiable notes of the Borrower issued to its insurance carriers in lieu of maintenance of policy reserves in connection with its workers' compensation and auto liability insurance program), (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, expense accruals and deferred employee compensation items arising in the ordinary course of business, (d) (i) if such date is prior to the Guaranty Release Date, all non-contingent obligations (and, for purposes of Section 7.01 and the definition of Material Financial Obligations, all contingent obligations) of such Person to reimburse any Lender or other Person in respect of amounts paid under a letter of credit or similar instrument, and
(ii) if such date is on or after the Guaranty Release Date, all obligations (contingent or non-contingent) of such Person to reimburse any Lender or any other Person in respect of amounts payable or paid under a financial standby letter of credit or similar instrument, (e) all obligations of such Person as lessee under capital leases, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(g) all Guaranty Obligations of such Person in respect of the Debt of any other Person

     Debt Rating has the meaning specified in the definition of "Applicable
Rate."

     Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     Default Rate means an interest rate equal to (a) the Base Rate plus (b) 2% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     Derivatives Obligations of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     Dollar and $ mean lawful money of the United States of America.

     Eligible Assignee has the meaning specified in Section 10.07(h).

     Enforceable Judgment means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

     Environmental Laws means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     Equity Issuance means the issue or sale of any stock of Technologies to any Person other than Technologies or any Subsidiary of Technologies.

     ERISA means the Employee Retirement Income Security Act of 1974.

     ERISA Group means the Borrower, any Restricted Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Restricted Subsidiary, are treated as a single employer under Section 414 of the Code.

     Eurodollar Rate means, for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding clauses (a) and
     (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/10,000th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     Eurodollar Rate Loan means a Loan that bears interest at a rate based on the Eurodollar Rate.

     Eurodollar Reserve Percentage means, with respect to any Lender for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) applicable to such Lender with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

     Event of Default means any of the events or circumstances specified in
Article VIII.

     Facility Fee has the meaning specified in Section 2.08(a).

     Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     Fee Letter means that certain letter agreement dated March 28, 2001, among FMC, Bank of America and Banc of America Securities LLC.

     Five-Year Credit Agreement means the $250,000,000 Five-Year Credit Agreement dated as of the date hereof, among FMC, FTI, the lenders party thereto and Bank of America, as administrative agent.

     FMC has the meaning specified in the introductory paragraph hereof.

     Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     Guarantor means FMC from the date of its execution of the Guaranty until the Guaranty Release Conditions are satisfied on the Guaranty Release Date.

     Guaranty means a guaranty executed by the Guarantor in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.

     Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

     Guaranty Release Conditions has the meaning specified in Section 4.04.

     Guaranty Release Date has the meaning specified in Section 4.04.

     Indemnified Liabilities has the meaning specified in Section 10.05.

     Indemnitees has the meaning specified in Section 10.05.

     Interest Payment Date means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date 7 or 14 days or one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

          (a) any Interest Period (other than a 7 or 14 day Interest Period) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) an Interest Period longer than one month shall not be available prior to the Assumption Date; and

          (d) no Interest Period shall extend beyond the scheduled Maturity
Date.

     Investee has the meaning specified in the definition of Investment.

     Investment means any investment by any Person (the "Investor") in any other Person (the "Investee"), whether by means of share purchase, capital contribution, loan, time deposit, incurrence of Guaranty Obligation or otherwise. It is understood that neither (a) an item reflected in the financial statements of the Investor as an expense nor (b) an adjustment to the carrying value of the Investee in the financial statements of the Investor (such as by reason of increased retained earnings of the Investee) constitutes the making or acquisition of an Investment for purposes hereof.

     Investor has the meaning specified in the definition of Investment.

     IRS means the United States Internal Revenue Service.

     Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     Lender has the meaning specified in the introductory paragraph hereof.

     Lending Office means, as to any Lender, the office or offices of such Lender described as such on the Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

     Lien means with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     Loan has the meaning specified in Section 2.01.

     Loan Documents means this Agreement, each Note, the Guaranty (prior to the Guaranty Release Date), the Fee Letter and each Loan Notice.

     Loan Notice means a notice of (a) a Borrowing, (b) a conversion of Loans from one type to the other, or (c) a continuation of Loans as the same type, pursuant to Section 2.02(a), which if in writing, shall be substantially in the form of Exhibit A.

     Material Adverse Effect means an effect (other than the Technologies IPO) that results in or causes a material adverse effect (a) on the business, financial condition or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) on the legality, validity or enforceability of this Agreement, any Note, the Guaranty (prior to the Guaranty Release Date) or the Fee Letter.

     Material Financial Obligations means a principal or face amount of Debt (other than Debt under this Agreement) and/or payment in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries or the Guarantor, arising in one or more related or unrelated transactions, exceeding in the aggregate (a) $50,000,000 prior to the Assumption Date and (b) $25,000,000 from and after the Assumption Date.

     Material Plan means any Plan or Plans having aggregate Unfunded Liabilities in excess of (a) $50,000,000 prior to the Assumption Date and (b) $25,000,000 from and after the Assumption Date.

     Material Subsidiary means any Restricted Subsidiary in which the Borrower has an Investment, direct or indirect, of at least (a) $15,000,000 prior to the Assumption Date and (b) $5,000,000 from and after the Assumption Date.

     Maturity Date means (a) subject to extension pursuant to Section 2.03, the 364/th/ day after the date of this Agreement or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

     Maximum Rate has the meaning specified in Section 10.10.

     Moody's means Moody's Investors Service, Inc.

     Multiemployer Plan means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     Net Cash Proceeds means proceeds received by Technologies in cash or cash equivalents from any Equity Issuance, net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided that evidence of such costs as described in the Registration Statement shall be in form and substance satisfactory to the Administrative Agent.

     Non-Recurring Items means, to the extent reflected in the determination of Consolidated Net Income for any period, provisions for restructuring, discontinued operations, special reserves or other similar charges including write-downs or write-offs of assets (other than write-downs resulting from foreign currency translations).

     Note means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

     Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding.

     Other Taxes has the meaning specified in Section 3.01(b).

     Outstanding Amount means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

     Participant has the meaning specified in Section 10.07(d).

     PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     Person means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

     Plan means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     Principal Officer means, with respect to each of FMC and Technologies, any of the following officers of such Person: Chairman of the Board, President, Secretary, Treasurer, or any Vice President. If any of the titles of the preceding officers are changed after the date hereof, the term "Principal Officer" shall thereafter mean any officer performing substantially the same functions as are currently performed by one or more of the officers listed in the first sentence of this definition.

     Pro Rata Share means, with respect to each Lender, the percentage (carried out to the tenth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

     Qualification means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that neither of the following shall constitute a Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred or (ii) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

     Register has the meaning specified in Section 10.07(c).

     Registration Statement means Technologies' Form S-1 filed with the Securities and Exchange Commission, as amended and in effect from time to time.

     Required Lenders means, as of any date of determination, Lenders whose Voting Percentages aggregate 66-2/3% or more.

     Restricted Payment means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

     Restricted Subsidiary means any Subsidiary other than an Unrestricted Subsidiary.

     S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     Surviving Contingent Obligations means contingent obligations arising under provisions of this Agreement that by their terms survive the termination hereof.

     Taxes has the meaning specified in Section 3.01.

     Technologies has the meaning specified in the introductory paragraph hereof.

     Technologies IPO means the consummation of an initial public offering of the Common Stock of Technologies.

     364-Day Credit Agreement means the $150,000,000 364-Day Credit Agreement dated as of the date hereof, among FMC, Technologies, the lenders party thereto and Bank of America, as administrative agent.

     Type means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     Unfunded Liabilities means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     Unrestricted Subsidiary means (a) prior to the Guaranty Release Date (i) FMC Funding Corporation and Astaris L.L.C. and (ii) any other Subsidiary of FMC which is declared to be an Unrestricted Subsidiary by FMC by notice to the Lenders; provided that the sum of all (A) Investments of FMC and its Restricted Subsidiaries in any Subsidiary included in clause (a)(i) above and (B) Investments of FMC and its Restricted Subsidiaries in Unrestricted Subsidiaries so declared under clause (a)(ii) above shall not aggregate more than $200,000,000, and (b) from and after the Guaranty Release Date, any Subsidiary of Technologies that is declared to be an Unrestricted Subsidiary by Technologies.

     Utilization Fee has the meaning specified in Section 2.08(b).

     Voting Percentage means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the tenth decimal place) which (i) the Outstanding Amount of such Lender's Loans then constitutes of (ii) the Outstanding Amount of all Loans.

     1.02 Other Interpretive Provisions.
          -----------------------------

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)  (i)   The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     (e) Provisions or portions of provisions of the Loan Documents that are expressly stated to be applicable prior to the Assumption Date, the Technologies IPO or the Guaranty Release Date, as the case may be, shall have no applicability from and after the Assumption Date, the Technologies IPO or the Guaranty Release Date, as the case may be.

     1.03 Accounting Terms. Unless otherwise specified herein, all accounting
          ----------------
terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with United States generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article VII to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VII for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, unless or until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. The Administrative Agent shall promptly notify the Lenders of any notice received from the Borrower pursuant to this
Section 1.03.

     1.04  Rounding. Any financial ratios required to be maintained by the
           --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05  References to Agreements and Laws. Unless otherwise expressly
           ---------------------------------
provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  ARTICLE II.
                        THE COMMITMENTS AND BORROWINGS

     2.01  Loans. Subject to the terms and conditions set forth herein, each
           -----
Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that after giving effect to any Borrowing, (a) the aggregate Outstanding Amount of all Loans shall not exceed the Aggregate Commitments and (b) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04 and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02  Borrowings, Conversions and Continuations of Loans.
           --------------------------------------------------

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of or conversion to Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Principal Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans for a new Interest Period, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Borrowing, Section 4.01 and, if such Borrowing is made on the Assumption Date,
Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

     (c) During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be at any one time more than five Interest Periods in effect with respect to Loans.

     2.03  Extension of Maturity Date.
           --------------------------

     (a) Not earlier than 60 days or later than 30 days prior to the Maturity Date then in effect, the Borrower may, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), request an extension of the Maturity Date then in effect (the "Extension Request"). Within 20 days of delivery of such notice but not earlier than 30 days prior to the Maturity Date then in effect, each

Lender shall notify the Administrative Agent by written notice whether or not it consents to such extension. Any Lender not responding within such time period shall be deemed to have not consented to such extension. The Administrative Agent shall promptly notify the Borrower of the Lenders' responses and the aggregate amount of the Commitments (the "Rejected Amount") of the Lenders (the "Rejecting Lenders") that have declined or been deemed to have declined to consent to the Extension Request. If the Maturity Date is extended as provided in Section 2.03(b), the Borrower shall cause each Rejecting Lender to be removed and/or replaced as a Lender no later than the Maturity Date then in effect pursuant to Section 10.15.

     (b) The Maturity Date then in effect shall be extended only if Lenders (the "Accepting Lenders") holding more than 50% of the Aggregate Commitments (the amount of which shall be calculated prior to giving effect to any removals or replacements of the Rejecting Lenders) have consented thereto and the stated maturity date under the Five-Year Credit Agreement is not less than 364 days after the Maturity Date then in effect. If so extended, the Maturity Date then in effect shall be extended to a date 364 days from the Maturity Date then in effect, effective as of the Maturity Date then in effect (the "Extension Effective Date"). The Administrative Agent shall promptly confirm in writing to the Lenders and the Borrower such extension and the Extension Effective Date. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Extension Effective Date (in sufficient copies for each Accepting the Lender) signed by a Principal Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, no Default or Event of Default exists. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement) to reflect any changes in the Lenders and their Commitments.

     (c) If the Maturity Date then in effect is extended pursuant to Section 2.03(b), the Borrower shall have the right, in consultation with and through the Administrative Agent, either prior to or within 60 days following the Extension Effective Date, to request one or more of the Accepting Lenders to increase their respective Commitments by an aggregate amount not to exceed the Rejected Amount. Each Accepting Lender shall have the right, but not the obligation, to offer to increase its Commitment by an amount up to the amount requested by the Borrower, which offer shall be made by notice from such Accepting Lender to the Administrative Agent not later than ten days after such Accepting Lender is notified of such request by the Administrative Agent, specifying the amount of the offered increase in such Accepting Lender's Commitment. If the aggregate amount of the offered increases in the Commitments of all Accepting Lenders does not equal the Rejected Amount, then the Borrower shall have the right, prior to or within 60 days following the Extension Effective Date, to add one or more Eligible Assignees as Lenders (the "Purchasing Lenders") to replace such Rejecting Lenders, which Purchasing Lenders shall have aggregate Commitments not greater than the Rejected Amount less any increases in the Commitments of the Accepting Lenders.

     (d) In the event the Maturity Date then in effect is not extended pursuant to Section 2.03(b), the Borrower may, upon written notice to the Administrative Agent (which shall promptly notify the Lenders) not later than 10 days prior to the Maturity Date then in effect, elect to convert the outstanding principal amount of the Loans on the Maturity Date then in effect to a term loan, which term loan shall be payable on or before the first anniversary of the Maturity Date then in effect (but in any event not later than the stated maturity date then in effect under the Five-Year Credit Agreement. From and after such conversion, such term loan shall continue to be a Loan for purposes of this Agreement, except that such term loan shall not be a revolving credit and, if prepaid, may not be reborrowed.

     (e) This Section 2.03 shall supercede any provisions in Section 10.01 to the contrary.

     2.04  Prepayments.
           -----------

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, provided that Base Rate Loans borrowed pursuant to Section 2.03(c)(i) may be prepaid in full in an amount equal to the amount so borrowed. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) If for any reason the Outstanding Amount of all Loans at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

     (c) Upon the receipt, on or before the seventh day after the Technologies IPO, by Technologies of Net Cash that are not applied to repay or prepay loans outstanding made under the Bridge Credit Agreement or under the Five-Year Credit Agreement, the Borrower shall immediately prepay the Loans in an amount equal to 100% of such Net Cash Proceeds.

     (d) If the Technologies IPO does not occur on or before August 20, 2001, the Borrower shall immediately prepay the Loans and other Obligations, and the Aggregate Commitments shall immediately terminate without further action by the Administrative Agent or any Lender.

     2.05  Reduction or Termination of Commitments. The Borrower may, upon
           ---------------------------------------
notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.

     2.06  Repayment of Loans. Subject to Section 2.03(d), on the Maturity Date,
           ------------------
the Borrower shall repay to the Lenders the aggregate principal amount of Loans outstanding on such date.

     2.07  Interest.
           --------

     (a) Subject to the provisions of Section 2.7(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

     (b) Upon the request of the Administrative Agent (made with the consent or at the direction of the Required Lenders) at any time an Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations (which shall include past-due interest and fees to the fullest extent permitted by applicable Law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.08  Fees. (a)  Facility Fee. The Borrower shall pay to the Administrative
           ----       ------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a Facility Fee (herein so called) equal to the amount set forth in the definition of Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The Facility Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

     (b)   Utilization Fee.  The Borrower shall pay to the Administrative Agent
           ---------------
for the account of each Lender in accordance with its Pro Rata Share, a Utilization Fee (herein so called) equal to the amount set forth in the definition of Applicable Rate times the actual daily Outstanding Amount of Loans for each day that such Outstanding Amount exceeds 33% of the Aggregate Commitments. The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Utilization Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

     (c)   Other Fees. The Borrower shall pay the other fees set forth in the
           ----------
Fee Letter in the amounts and at the times set forth therein.

     2.09  Computation of Interest and Fees. Interest on Base Rate Loans (if
           --------------------------------
determined under clause (b) of the definition of Base Rate) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.10  Evidence of Debt. The Loans made by each Lender shall be evidenced by
           ----------------
one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

     2.11  Payments Generally.
           ------------------

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless such Business Day falls in another calendar month in which case such payment shall be made on the next preceding Business Day), and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) If, at any time prior to the Obligations being accelerated or otherwise becoming due and payable in full, insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first,
                                                                      -----
toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and then due to such parties, (ii) second, toward repayment of interest and fees then due
                   ------
hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward
                                                                 -----
costs and expenses (including Attorney Costs and amounts payable under Article
III) incurred by the Administrative Agent and each Lender. If. at any time after the Obligations are accelerated or otherwise become due and payable in full, funds are received by and available to the Administrative Agent to pay the Obligations, such funds shall be applied (i) first, toward costs and expenses
                                             -----
(including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest
                                           ------
and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(iii) third, toward repayment of principal then due hereunder, ratably among the
      -----
parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

           (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

           (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 2.11(d) shall be conclusive, absent manifest error.

     (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Borrowing set forth in
Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.12  Sharing of Payments. If, other than as expressly provided elsewhere
           -------------------
herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.13  Regulation D Compensation. Each Lender may require the Borrower to
           -------------------------
pay, contemporaneously with each payment of interest on the Eurodollar Rate Loans, additional interest on the related Eurodollar Rate Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of
(i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurodollar Reserve Percentage over (ii) the applicable Eurodollar Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Rate Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after such Lender gives such notice and (y) shall notify the Borrower at least five Business Days before each date on which interest is payable on the Eurodollar Rate Loans of the amount then due under this Section 2.13.

                                 ARTICLE III.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01  Taxes.
           -----

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     (e) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, IRS Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts withholding tax on (or, in the case of a form delivered subsequent to the date on which a form originally was provided, reduces the rate of withholding tax on) payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor or other applicable form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a Form W-8, W-8BEN, or W-8ECI further undertakes to deliver to the Borrower and the Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

     (f)   Failure to Provide Withholding Forms; Changes in Tax Laws.  For any
           ---------------------------------------------------------
period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.01(e) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.01(a) or 3.01(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (g)   Change in Applicable Lending Office.  If the Borrower is required to
           -----------------------------------
pay additional amounts to or for the account of any Lender pursuant to this
Section 3.01, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

     3.02  Illegality. If any Lender determines that any Law has made it
           ----------
unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans (but not to make, maintain or fund Base Rate Loans) shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or on such earlier date after which such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03  Inability to Determine Rates. If the Administrative Agent determines
           ----------------------------
in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for such Eurodollar Rate Loan or
(c) the Eurodollar Base Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such

Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04  Increased Cost and Reduced Return; Capital Adequacy.
           ---------------------------------------------------

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 2.13), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy) by an amount such Lender deems material, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05  Funding Losses. Upon demand of any Lender (with a copy to the
           --------------
Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of :

     (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any Applicable Rate.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06  Matters Applicable to all Requests for Compensation.
           ---------------------------------------------------

     (a) The applicable Lender shall notify the Administrative Agent and the Borrower as soon as practicable (and in any event within 120 days) after such Lender obtains actual knowledge of any event or condition which will entitle such Lender to compensation under Section 3.01 or 3.04, and the Borrower shall not be liable for any such amount that accrues between the date such notification is required to be given to the Borrower and the date such notice is actually given to the Borrower.

     (b) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the basis for and calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (c)   Upon any Lender making a claim for compensation under Section 3.01 or
3.04 or notifying the Borrower that such Lender may not make or maintain Eurodollar Rate Loans pursuant to Section 3.02, the Borrower may remove or replace such Lender in accordance with Section 10.15.

     3.07  Survival. All of the Borrower's obligations under this Article III
           --------
shall survive termination of the Commitments and payment in full of all the Obligations.

                                  ARTICLE IV.
                      CONDITIONS PRECEDENT TO BORROWINGS

     4.01  Conditions of Initial Borrowing. The obligation of each Lender to
           -------------------------------
make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Principal Officer of the applicable party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

           (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

           (ii) a Note executed by the Borrower in favor of each Lender requesting a Note, each in a principal amount equal to such Lender's Commitment;

           (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Principal Officers of FMC and Technologies as the Administrative Agent may request to establish the identities of and verify the authority and capacity of each Principal

     Officer thereof authorized to act as a Principal Officer in connection with this Agreement and the other Loan Documents to which FMC or Technologies is a party;

           (iv) such evidence as the Administrative Agent may reasonably request to verify that each of FMC and Technologies is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, including certified copies of the certificate of incorporation and bylaws of each of FMC and Technologies and certificates of good standing for each of FMC and Technologies in its jurisdiction of incorporation;

           (v) a certificate signed by a Principal Officer of FMC (A) certifying that the conditions specified in Sections 4.03(a) and (b) have been satisfied, (B) certifying that there has been no event or circumstance since December 31, 2000, which has had or could be reasonably expected to have a Material Adverse Effect, and (c) showing the Debt Ratings of FMC on the Closing Date;

           (vi) an opinion of Steven H. Shapiro, Associate General Counsel of FMC, substantially in the form of Exhibit C;

           (vii) an opinion of Mayer, Brown & Platt, counsel to FMC and Technologies, substantially in the form of Exhibit D; and

           (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date pursuant to the Fee Letter shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) No event or circumstance shall have occurred since December 31, 2000 that has had or could reasonably be expected to have a Material Adverse Effect.

     4.02  Conditions to the Assumption. The Assumption shall become effective
           ----------------------------
on the date (the "Assumption Date") when, but only when, the following conditions precedent have been satisfied:

     (a) The transfer of substantially all of the assets by FMC to Technologies, and the assumption of the liabilities of FMC by Technologies, each as described in the Registration Statement, shall have occurred.

     (b) FMC shall have assigned to Technologies, and Technologies shall have assumed, all of the obligations of FMC under the Bridge Credit Agreement.

     (c) No Default or Event of Default shall exist or would result from the Assumption.

     (d)   The representations and warranties of the Borrower contained in
Article V shall be true and correct in all material respects on the Assumption Date after giving effect to the Assumption, except to the extent that such representation and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

     (e) The Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

           (i) a Note executed by Technologies in favor of each Lender requesting a Note, each in a principal amount equal to such Lender's Commitment, which Note shall be in substitution and replacement of the Note, if any, executed by FMC in favor of such Lender pursuant to Section 4.01(a)(2);

           (ii)   the Guaranty executed by FMC;

           (iii) a certificate of the Secretary or an Assistant Secretary of Technologies or FMC, as the case may be, certifying any changes in the certificate of incorporation or bylaws of Technologies or FMC, as the case may be, delivered pursuant to Section 4.01(a)(iv);

           (iv) bring-down certificates of Governmental Authorities attesting to the existence and good standing of each of Technologies and FMC in its jurisdiction of incorporation;

           (v) an opinion of Steven H. Shapiro, counsel to Technologies, addressing such matters as the Administrative Agent may reasonably request;

           (vi) an opinion of Mayer, Brown & Platt, counsel to FMC, addressing such matters as the Administrative Agent may reasonably request;

           (vii) all documents (including an incumbency certificate and certification by the Secretary or Assistant Secretary of each of Technologies and FMC of board resolutions) it may reasonably request relating to the existence of Technologies or FMC, as the case may be, the corporate authority for and the validity of the Loan Documents, and any other matter relevant hereto;

           (viii) a certificate of a Principal Officer of Technologies certifying that the conditions specified in Sections 4.02(a), (b), (c) and
     (d) have been satisfied;

           (ix) executed copies of the Separation and Distribution Agreement, the U.S. Purchase Agreement, the International Purchase Agreement, the Tax Sharing Agreement, and the Transition Services Agreement (and any related agreements requested by the Administrative Agent), and a list of Subsidiaries of Technologies, each as described in, and substantially in the form filed as exhibits to, the Registration Statement and each having terms and conditions reasonably acceptable to the Administrative Agent; and

           (x) such other documents, instruments or materials as the Administrative Agent or the Required Lenders may reasonably request.

     4.03  Conditions to all Borrowings. The obligation of each Lender to make
           ----------------------------
any Loan is subject to satisfaction of the following conditions precedent:

     (a)   The representations and warranties of the Borrower contained in
Article V shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, except that the representations and warranties set forth in Sections 5.04(b) and 5.05 shall be required to be true and correct in all material respects only on the date of the initial Borrowing and on the Assumption Date after giving effect to the Assumption.

     (b) No Default or Event of Default shall exist or would result from such proposed Borrowing.

     (c) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

     (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders may reasonably request.

     Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

     4.04  Guaranty Release Conditions. The Guaranty shall be released and
           ---------------------------
discharged, without any action by the Administrative Agent or any Lender, on the date (the "Guaranty Release Date") when, but only when, the following conditions precedent (the "Guaranty Release Conditions") have been satisfied:

     (a)   The Technologies IPO shall have been consummated.

     (b) The capitalization of Technologies shall be as set forth in the amendment to the Registration Statement filed with the Securities and Exchange Commission on April 4, 2001, with such changes to such capitalization as may be acceptable to the Administrative Agent in its sole discretion.

     (c) The Debt Ratings of Technologies shall be at least BBB- by S&P and at least Baa3 by Moody's.

     (d) No Default or Event of Default shall exist or would result from the release of the Guaranty.

     (e) All obligations owing under the Bridge Credit Agreement shall have been paid in full and all commitments thereunder shall have been terminated.

     (f) FMC shall have paid to Technologies any adjustment or "true-up" of the "Final Calculation Amount" in accordance with Schedule 2.6(b) of the Separation and Distribution Agreement described in Section 4.02(e)(ix).

     (g) Technologies shall have delivered to the Administrative Agent a certificate of a Principal Officer (i) certifying that the conditions set forth in Sections 4.04(a), (b), (c), (d) and (e) have been satisfied, (ii) showing pro forma compliance, assuming that the Assumption Date was April 1, 2000 and after giving effect to the satisfaction of the Guaranty Release Conditions, with the covenants set forth in Sections 7.06(c), 7.10(c), 7.10(d) and 7.10(e), and stating pro forma compliance with the covenants set forth in Sections 7.01(b)(vii), 7.05(c) and 7.07, in each case as of March 31, 2001, (iii) showing the Debt Ratings of Technologies on the Guaranty Release Date, and (iv) certifying the accuracy and completeness, in all material respects (but subject to adjustments as set forth in the Separation and Distribution Agreement described in Section 4.02(e)(vii)), of an attached pro forma consolidated balance sheet and income statement of Technologies and its Consolidated Subsidiaries as of and for the four fiscal quarter period ended March 31, 2001, assuming that the Assumption Date was April 1, 2000 and after giving effect to the satisfaction of the Guaranty Release Conditions.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01  Corporate or Partnership Existence and Power. The Borrower and each
           --------------------------------------------
Material Subsidiary (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business and (c) is duly qualified as a foreign corporation or partnership and in good standing in each jurisdiction where qualification is required by the nature of its business or the character and location of its property, business or customers, except, as to clauses (b) and (c), where the failure so to qualify or to have such licenses, authorizations, consents and approvals, in the aggregate, would not have a Material Adverse Effect.

     5.02  Corporate and Governmental Authorization; No Contravention. The
           ----------------------------------------------------------
execution, delivery and performance by the Borrower of this Agreement and the Notes (and by FMC of the Guaranty) are within the Borrower's (and FMC's, in the case of the Guaranty) corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law or of the certificate of incorporation or bylaws of the Borrower or FMC or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or FMC or result in or require the creation or imposition of any Lien on any asset of the Borrower or FMC or any Subsidiary.

     5.03  Binding Effect. This Agreement constitutes a legal, valid and binding
           --------------
agreement of the Borrower and the Notes and the Guaranty, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Borrower (and FMC, in the case of the Guaranty), in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws.

     5.04  Financial Information.
           ---------------------

     (a) The consolidated balance sheet of FMC and its Consolidated Subsidiaries as of December 31, 2000, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by KPMG LLP and set forth in FMC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of FMC and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal year.

     (b) There has been no change since December 31, 2000 which has a Material Adverse Effect.

     5.05  Litigation. There is no action, suit, proceeding or arbitration
           ----------
pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement, the Notes or the Guaranty.

     5.06  Compliance with ERISA. Each member of the ERISA Group has fulfilled
           ---------------------
its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     5.07  Environmental Matters. In the ordinary course of its business, the
           ---------------------
Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

     5.08  Taxes. United States Federal income tax returns of FMC and its
           -----
Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992. The Borrower and each Subsidiary have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Borrower and its Subsidiaries in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are anticipated that could reasonably be expected to have a Material Adverse Effect.

     5.09  Full Disclosure. All information (other than financial projections)
           ---------------
heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Technologies IPO) was, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in every material respect, and all financial projections concerning the Borrower and its Subsidiaries that have been or hereafter will be furnished by the Borrower to the Administrative Agent or any Lender have been and will be prepared in good faith based on assumptions believed by the Borrower to be reasonable.

     5.10  Compliance with Laws. The Borrower and each Material Subsidiary are
           --------------------
in compliance with all applicable Laws other than such Laws (a) the validity or applicability of which the Borrower or such Material Subsidiary is contesting in good faith or (b) failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

     5.11  Regulated Status. The Borrower is not an "investment company," within
           ----------------
the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

                                  ARTICLE VI.
                             AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations (other than Surviving Contingent Obligations) shall remain unpaid or unsatisfied:

     6.01  Information. The Borrower will deliver to the Administrative Agent
           -----------
and each of the Lenders:

     (a) within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows and of changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and reported on without Qualification by KPMG LLP or other independent public accountants of nationally recognized standing;

     (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated balance sheet as of the end of the previous fiscal year and the consolidated statements of income for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the chief financial officer, the treasurer, or the chief accounting officer of the Borrower (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Sections 7.06(c) and 7.10 and stating whether the Borrower was in compliance with the requirements of Sections 7.01(a)(viii), 7.01(b)(vii), 7.05(c) and 7.07, as applicable to the Borrower, on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in Sections 6.01(a) and (b), a schedule, certified as to its accuracy and completeness by the chief financial officer, the treasurer or the chief accounting officer of the Borrower, listing in reasonable detail the Debt balance of each Restricted Subsidiary where such Debt balance is in excess of $1,000,000, listing only Debt instruments of $1,000,000 or more; provided that no such schedule need be furnished if at the date of the related financial statements (i) the aggregate amount of Debt of domestic Restricted Subsidiaries did not exceed (A) $100,000,000 prior to the Assumption Date or (B) $50,000,000 from and after the Assumption Date and (ii) the aggregate amount of Debt of all Restricted Subsidiaries did not exceed (C) $200,000,000 prior to the Assumption Date or (D) $100,000,000 from and after the Assumption Date;

     (e) within five Business Days after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), annual, quarterly or monthly reports and any reports on Form 8-K (or any successor form) that the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission;

     (h) within 14 days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA which liability exceeds $1,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take with respect thereto;

     (i) as soon as practicable after a Principal Officer of the Borrower obtains knowledge of the commencement of an action, suit or proceeding against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit or proceeding; and

     (j) from time to time such additional information regarding the business, properties, financial position, results of operations, or prospects of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may reasonably request.

     6.02  Payment of Obligations. Borrower will pay and discharge, and will
           ----------------------
cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities and all lawful taxes, assessments and governmental charges or levies upon it or its property or assets, except where the same may be diligently contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a Material Adverse Effect, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with United States generally accepted accounting principles as in effect from time to time, appropriate reserves for the accrual of any of the same.

     6.03  Maintenance of Property; Insurance.
           ----------------------------------

     (a) The Borrower will keep, and will cause each Restricted Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, normal wear and tear excepted.

     (b) The Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of the Borrower or in such Material Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually maintained in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     6.04  Inspection of Property, Books and Records. The Borrower will keep,
           -----------------------------------------
and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Subject to Section 10.08, the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants (provided that the Borrower shall have the right to participate in any discussions with such accountants), all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Borrower.

     6.05  Maintenance of Existence, Rights, Etc.
           -------------------------------------

     (a) The Borrower will preserve, renew and keep in full force and effect, and will cause each of its Restricted Subsidiaries to preserve, renew and keep in full force and effect their respective corporate or partnership existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except when failure to do so would not have a Material Adverse Effect; provided that nothing in this Section 6.05 shall prohibit (i) a transaction permitted under Section 7.02 or (ii) the termination of the corporate or partnership existence of any Restricted Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and would not have a Material Adverse Effect.

     (b) At no time will any Unrestricted Subsidiary hold, directly or indirectly, any capital stock of any Restricted Subsidiary.

     6.06  Bridge Credit Agreement. The Borrower will terminate and repay in
           -----------------------
full all obligations owing under the Bridge Credit Agreement within seven days after the Technologies IPO.

                                 ARTICLE VII.
                              NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations (other than Surviving Contingent Obligations) shall remain unpaid or unsatisfied:

     7.01  Liens.
           -----

     (a) Prior to the Guaranty Release Date, FMC will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (i) Liens existing on the date hereof, securing Debt outstanding on the date hereof;

           (ii) Liens incidental to the conduct of its business or the ownership of its assets which (A) arise in the ordinary course of business,
     (B) do not secure Debt and (C) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

           (iii) Liens on property or assets of any Person existing at the time such Person becomes a Restricted Subsidiary;

           (iv) Liens on any property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of or within 120 days after the later of the acquisition of such property or assets or the completion of any such construction and the commencement of operation of such property or assets, for the purpose of financing all or any part of the purchase price or construction cost thereof;

           (v) Liens in favor of a Governmental Authority to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Liens on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of FMC or any Restricted Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

           (vi) Liens on assets of Restricted Subsidiaries securing Debt owing to FMC;

           (vii) any extension, renewal, substitution, or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in clauses (i) through (vi) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased; and

           (viii) other Liens securing Debt in an aggregate principal amount at any time outstanding not to exceed $150,000,000 at any time; provided that, notwithstanding the foregoing, the Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien permitted solely by this clause (viii) on any stock, indebtedness or other security of any Unrestricted Subsidiary now owned or hereafter acquired by it.

     (b) From and after the Guaranty Release Date, the Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (i) Liens existing on the date hereof and described on Schedule 7.01, securing Debt outstanding on the date hereof;

           (ii) Liens incidental to the conduct of its business or the ownership of its assets which (A) arise in the ordinary course of business,
     (B) do not secure Debt and (C) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

           (iii) Liens in favor of the Borrower or any other Restricted Subsidiary;

           (iv) Liens on any property or assets existing at the time of, or incurred within 120 days after, the acquisition thereof (by purchase, merger or otherwise), securing Debt incurred to pay the purchase price or construction cost thereof, so long as such Liens do not and are not extended to cover any other property or assets;

           (v) Liens in favor of a Governmental Authority to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Liens on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Borrower or any Restricted Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

           (vi) any extension, renewal, substitution, or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in clauses (i) through (v) above; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets subject to the Lien extended, renewed, substituted or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased; and

           (vii) other Liens so long as the principal amount of the Debt of the Borrower and its Restricted Subsidiaries secured thereby does not exceed $75,000,000 in the aggregate at any time and so long as the principal amount of the Debt of the Borrower's Restricted Subsidiaries secured thereby does not exceed $25,000,000 in the aggregate at any time.

     7.02  Consolidations, Mergers and Sales of Assets.
           -------------------------------------------

     (a) Prior to the Guaranty Release Date, FMC will not (i) consolidate with or merge with or into any other Person or (ii) sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; provided that FMC may consolidate or merge with or into another Person if (A) immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, (B) the surviving entity is a domestic corporation and (C) the Person surviving such consolidation or merger, if not FMC, executes and delivers to the Administrative Agent and each of the Lenders an instrument satisfactory to the Required Lenders pursuant to which such Person assumes all of FMC's obligations under this Agreement as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to FMC pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained herein.

     (b) From and after the Guaranty Release Date, the Borrower will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into, or sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) a material portion of its assets to, any Person, except that, so long as no Default or Event of Default then exists or would result therefrom:

          (i) any Restricted Subsidiary may merge or consolidate with (A) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (B) any other Restricted Subsidiary or (C) any other Person if the Borrower in good faith determines that such merger or consolidation is in the best interest of the Borrower and would not have a Material Adverse Effect and, at least five days prior to such merger or consolidation (if the transaction value of such merger or consolidation is in the amount of $100,000,000 or more), the Borrower delivers to the Administrative Agent a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower showing pro forma compliance with the covenants set forth in Sections 7.06(c), 7.10(c), 7.10(d) and 7.10(e), and stating pro forma compliance with the covenants set forth in Sections 7.01(b)(vii), 7.05 and 7.07, in each case after giving effect thereto;

          (ii) any Restricted Subsidiary may sell, convey, transfer, lease or otherwise dispose of a material portion of its assets to (A) the Borrower,
     (B) any other Restricted Subsidiary or (C) any other Person if the Borrower in good faith determines that such sale is in the best interest of the Borrower and would not have a Material Adverse Effect and, at least five days prior to such sale, conveyance, transfer, lease or other disposition (if the transaction value of such sale, conveyance, transfer, lease of other disposition is in the amount of $100,000,000 or more), the Borrower delivers to the Administrative Agent a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower showing pro forma compliance with the covenants set forth in Sections 7.06(c), 7.10(c), 7.10(d) and 7.10(e), and stating pro forma compliance with the covenants set forth in Sections 7.01(b)(vii), 7.05 and 7.07, in each case after giving effect thereto;

          (iii) the Borrower may merge or consolidate with any other Person, provided that (A) the Borrower is the continuing or surviving Person, (B) the Borrower's Debt Ratings are not less than BBB- by S&P or Baa3 by Moody's after giving effect thereto, and (C) at least five days prior to such merger or consolidation (if the transaction value of such merger or consolidation is in the amount of $100,000,000 or more), the Borrower delivers to the Administrative Agent a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower showing pro forma compliance with the covenants set forth in Sections 7.06(c), 7.10(c), 7.10(d) and 7.10(e), and stating pro forma compliance with the covenants set forth in Sections 7.01(b)(vii), 7.05 and 7.07, in each case after giving effect thereto; and

           (iv) the Borrower may sell, convey, transfer, lease or otherwise dispose of a material portion of its assets to any Person, provided that
     (A) the Borrower's Debt Ratings are not less than BBB- by S&P or Baa3 by Moody's after giving effect thereto and (B) at least five days prior to such sale, conveyance, transfer, lease or other disposition (if the transaction value of such sale, conveyance, transfer, lease or other disposition is in the amount of $100,000,000 or more), the Borrower delivers to the Administrative Agent a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower showing pro forma compliance with the covenants set forth in Sections 7.06(c), 7.10(c), 7.10(d) and 7.10(e), and stating pro forma compliance with the covenants set forth in Sections 7.01(b)(vii), 7.05 and 7.07, in each case after giving effect thereto.

     7.03  Use of Proceeds. The proceeds of the Borrowings under this Agreement
           ---------------
will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, in a manner that violates Regulation U or X of the Board. The Borrower will not permit more than 25% of the consolidated assets of the Borrower and its Subsidiaries to consist of "margin stock," as such term is defined in Regulation U of the Board. Borrowings by FMC under this Agreement shall be made only in contemplation of the assumption of such Borrowings by Technologies.

     7.04  Compliance with Laws. The Borrower will comply, and cause each of its
           --------------------
Subsidiaries to comply, in all material respects with all requirements of Law (including ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a Material Adverse Effect.

     7.05  Restricted Subsidiary Debt. From and after the Guaranty Release Date,
           --------------------------
the Borrower will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Debt, except:

     (a)   Debt existing on the date hereof and described on Schedule 7.05;

     (b)   Debt owed to the Borrower or any other Restricted Subsidiary; and

     (c) other Debt in an aggregate principal amount for all Restricted Subsidiaries not exceeding $50,000,000 at any time.

     7.06  Restricted Payments. From and after the Guaranty Release Date, the
           -------------------
Borrower will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment, except that:

     (a) any Restricted Subsidiary may declare and make Restricted Payments to the Borrower or to any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower or any other Restricted Subsidiary and to each other owner of capital stock of such Restricted Subsidiary on a pro-rata basis based on their relative ownership interests);

     (b) the Borrower or any Restricted Subsidiary may declare and make Restricted Payments, payable solely in the Common Stock of such Person; and

     (c) the Borrower may declare and make Restricted Payments to its stockholders during any fiscal quarter in an amount not exceeding 50% of its Consolidated Net Income in respect of the immediately preceding fiscal quarter, provided that no Default or Event of Default exists at the time of the declaration thereof or would result therefrom.

     7.07  Investments in Unrestricted Subsidiaries. From and after the Guaranty
           ----------------------------------------
Release Date, the Borrower will not, and will not permit any Restricted Subsidiary to, make Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time in excess of $100,000,000 for all such Unrestricted Subsidiaries.

     7.08  Limitations on Upstreaming. From and after the Guaranty Release Date,
           --------------------------
the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly agree to any restriction or limitation on the making of Restricted Payments by a Restricted Subsidiary, the repaying of loans or advances owing by a Restricted Subsidiary to the Borrower or any other Restricted Subsidiary or the transferring of assets from any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, except (a) restrictions and limitations imposed by Laws or by the Loan Documents, (b) customary restrictions and limitations contained in agreements relating to the disposition of a Restricted Subsidiary or its assets that is permitted hereunder and (c) any other restrictions that could not reasonably be expected to impair the Borrower's ability to repay the Obligations as and when due.

     7.09  Transactions with Affiliates. From and after the Guaranty Release
           ----------------------------
Date, the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrower (other than the Borrower or a Restricted Subsidiary), other than upon fair and reasonable terms as could reasonably be obtained in an arms-length transaction with a Person that is not an Affiliate in accordance with prevailing industry customs and practices.

     7.10  Financial Covenants.
           -------------------

     (a)   Consolidated Adjusted Net Worth.  Prior to the Guaranty Release Date,
           -------------------------------
FMC will not permit the consolidated stockholders' equity of FMC and its Consolidated Subsidiaries to be less than $1,017,275,000.

     (b)   Cash Flow Coverage.  Prior to the Guaranty Release Date, FMC will not
           ------------------
permit the ratio of Consolidated Cash Flow for any period of four consecutive fiscal quarters to Adjusted Total Debt as of the last day of any such period to be less than 0.20 to 1.00.

     (c)   Consolidated Tangible Net Worth.  From and after the Guaranty Release
           -------------------------------
Date, the Borrower will not permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower ending after the Guaranty Release Date to be less than the sum of (i) 90% of Consolidated Tangible Net Worth on the Guaranty Release Date after giving effect to the satisfaction of the Guaranty Release Conditions, plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after the Guaranty Release Date (with no deduction for a net loss in any such fiscal quarter) plus (iii) an amount equal to 75% of the aggregate increases in stockholders' equity of the Borrower and its Consolidated Restricted Subsidiaries after the Guaranty Release Date by reason of any Equity Issuance.

     (d)   Total Debt to EBITDA Ratio. From and after the Guaranty Release Date,
           --------------------------
the Borrower will not permit the ratio of Adjusted Total Debt as of the last day of any fiscal quarter to Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day to be more than 3.25 to 1.00.

     (e)   Interest Coverage Ratio. From and after the Guaranty Release Date,
           -----------------------
the Borrower will not permit the ratio of Consolidated EBITDA for any period of four consecutive fiscal quarters to Consolidated Interest Expense for such period to be less than 4.25 to 1.00.

                                 ARTICLE VIII.
                        EVENTS OF DEFAULT AND REMEDIES

     8.01  Events of Default. Any of the following shall constitute an Event of
           -----------------
Default:

     (a) any principal of any Loan shall not be paid when due, or any interest, fees or other amount payable hereunder shall not be paid within five Business Days of the due date thereof;

     (b) the Borrower shall fail to observe or perform any covenant contained in Section 6.05(b) or 6.06 or Article VII;

     (c) the Borrower shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; provided that the 30-day grace period set forth above shall be reduced by the number of days that any officer of the Borrower had knowledge of any applicable failure prior to giving notice thereof to the Administrative Agent and the Lenders pursuant to Section 6.01(e);

     (d) any representation, warranty, certification or statement by the Borrower made in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto or deemed to be made pursuant to
Section 4.03 shall have been incorrect in any material respect when made or deemed to be made;

     (e) the Borrower, any Material Subsidiary or the Guarantor shall fail to make any payment in respect of Material Financial Obligations when due after giving effect to any applicable grace period;

     (f) any event or condition shall occur that (i) results in the acceleration of the maturity of Material Financial Obligations or (ii) enables the holder or holders of Material Financial Obligations or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, provided that no Event of Default under this clause (ii) shall occur unless and until any required notice has been given and/or period of time has elapsed with respect to such Material Financial Obligations so as to perfect such right to accelerate;

     (g) the Borrower, any Material Subsidiary or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower, any Material Subsidiary or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Material Subsidiary or the Guarantor under the Federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of (i) $50,000,000 prior to the Assumption or (ii) $25,000,000 after the Assumption which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of (iii) $50,000,000 prior to the Assumption or (iv) $25,000,000 after the Assumption;

     (j) Enforceable Judgments for the payment of money in an aggregate amount exceeding (i) $50,000,000 prior to the Assumption or (ii) $25,000,000 ($50,000,000 if rendered against the Guarantor) after the Assumption shall be rendered against the Borrower, any Material Subsidiary or the Guarantor and shall continue unsatisfied and unstayed for a period of 30 days;

     (k)   a Change of Control shall occur; or

     (l) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Required Lenders or all Lenders, as may be required hereunder, or satisfaction in full of all the Obligations, ceases to be in full force and effect, or the Borrower or the Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower, terminate the Commitments, and the Commitments shall thereupon terminate and (ii) if requested by Required Lenders, by notice to the Borrower, declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in Sections 8.01(g) and (h) with respect to the Borrower, immediately and without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall terminate and the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE IX.
                             ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent. Each Lender
           -----------------------------------------------------
hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.02  Delegation of Duties. The Administrative Agent may execute any of its
           --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03  Liability of Administrative Agent. No Agent-Related Person shall (a)
           ---------------------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by FMC, Technologies or any officer thereof contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

     9.04  Reliance by Administrative Agent.
           --------------------------------

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     9.05  Notice of Default. The Administrative Agent shall not be deemed to
           -----------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.06  Credit Decision; Disclosure of Information by Administrative Agent.
           ------------------------------------------------------------------
Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any Agent-Related Person.

     9.07  Indemnification of Administrative Agent. Whether or not the
           ---------------------------------------
transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.08  Administrative Agent in its Individual Capacity. Bank of America and
           -----------------------------------------------
its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or any of its Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Borrower or any of its Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09  Successor Administrative Agent. The Administrative Agent may resign
           ------------------------------
as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10  Other Agents. None of the Lenders identified on the facing page or
           ------------
signature pages of this Agreement as a "syndication agent," "documentation agent," or "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE X.
                                 MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this
           ---------------
Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) and, in the case of an amendment, the Borrower and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby (or the Administrative Agent with the written consent of such Lenders) and, in the case of an amendment, by the Borrower do any of the following:

     (a) except as expressly contemplated by Section 2.03, extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VIII);

     (b) except as expressly contemplated by Section 2.03, postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

     (e)   change the Pro Rata Share or Voting Percentage of any Lender;

     (f) release the Guaranty except in accordance with the terms and conditions of Section 4.04;

     (g) amend this Section, Section 2.12, Section 4.02, Section 4.04, Section 10.05, or any provision herein providing for consent or other action by all the Lenders;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the directly affected Lenders, as the case may be (or the Administrative Agent on their behalf), affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

     10.02 Notices and Other Communications; Facsimile Copies.
           --------------------------------------------------

     (a)   General.  Unless otherwise expressly provided herein, all notices and
           -------
other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on the signature pages hereof or on the applicable Administrative Questionnaire or to such other address as shall be designated by a party hereto in a notice to the other parties hereto. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on the signature pages hereof or on the applicable Administrative Questionnaire or at the number that may be otherwise specified in accordance herewith, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

     (b)   Effectiveness of Facsimile Documents and Signatures.  Loan Documents
           ---------------------------------------------------
may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c)   Limited Use of Electronic Mail.  Electronic mail and internet and
           ------------------------------
intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d)   Reliance by Administrative Agent and Lenders. The Administrative
           --------------------------------------------
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the
           ------------------------------
Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or
           ----------------------------------
reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all the other Obligations.

     10.05 Indemnification by the Borrower. Whether or not the transactions
           -------------------------------
contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any Affiliate of the Borrower or any of their respective officers or directors, including any Indemnified Liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in the Registration Statement; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee arising out of or relating to the Loan Documents, any Commitment, the use or contemplated use of the proceeds of any Borrowing, or the relationship of the Borrower, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses or reasonable costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any Indemnified Liability caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all the other Obligations.

     10.06  Payments Set Aside. To the extent that the Borrower makes a payment
            ------------------
to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07  Successors and Assigns.
            ----------------------

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as provided in this Section 10.07(a) or in
Section 7.02, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. On the Assumption Date, and subject to the satisfaction of the conditions precedent set forth in Section 4.02, FMC agrees to assign (and shall be deemed to have assigned without the necessity of any separate assignment agreement) and Technologies agrees to assume (and shall be deemed to have assumed without the necessity of any separate assumption agreement), all of FMC's rights and obligations as the Borrower under the Loan Documents. Upon such assignment by FMC and assumption by Technologies, FMC shall be released from all of its obligations and liabilities under the Loan Documents (except under the Guaranty) without the necessity of any separate release agreement.

     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this

Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Subject to the fourth sentence of Section 2.10(a), the entries in the Register shall be rebuttably presumptively true and correct, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Lender organized under the laws of a jurisdiction outside of the United States if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

     (h)    As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

            "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
     (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

     10.08  Confidentiality. Each of the Administrative Agent and the Lenders
            ---------------
agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09  Set-off. In addition to any rights and remedies of the Lenders
            -------
provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations then due and payable to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10  Interest Rate Limitation. Notwithstanding anything to the contrary
            ------------------------
contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.11  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12  Integration. This Agreement, together with the other Loan Documents,
            -----------
comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13  Survival of Representations and Warranties. All representations and
            ------------------------------------------
warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation (other than Contingent Surviving Obligations) shall remain unpaid or unsatisfied.

     10.14  Severability. Any provision of this Agreement and the other Loan
            ------------
Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15  Removal and Replacement of Lenders.
            ----------------------------------

     (a) Under any circumstances set forth herein providing that the Borrower shall have the right or obligation to remove or replace a Lender as a party to this Agreement, the Borrower may or shall, as the case may be, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04 or make similar notifications pursuant to Section 3.02. The Borrower shall, in the case of a termination of such Lender's Commitment pursuant to clause (i) preceding, (y) pay in full all principal, interest, fees and other amounts owing to such Lender through the date or assignment (including any amounts payable pursuant to Section 3.05), and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Loans. The Borrower shall, in the case of an assignment pursuant to clause (ii) preceding, cause to be paid the assignment fee payable to the Administrative Agent pursuant to Section 10.07(b). The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

     (b) This Section 10.15 shall supersede any provision in Section 10.01 to the contrary.

     10.16  Governing Law.
            -------------

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES

PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.17  Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT
            --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.18  Time of the Essence. Time is of the essence of the Loan Documents.
            -------------------

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGES TO FOLLOW.

                                 SCHEDULE 2.01

                                  COMMITMENTS
                              AND PRO RATA SHARES
                              -------------------

------------------------------------------------------------------------------------------
                    Lender                           Commitment          Pro Rata Share
------------------------------------------------------------------------------------------
Bank of America, N.A.                                $ 17,812,500.00          .1187500000
------------------------------------------------------------------------------------------
Citibank, N.A.                                       $ 17,812,500.00          .1187500000
------------------------------------------------------------------------------------------
Cooperatieve Centrale Raiffeisen-                    $ 16,875,000.00          .1125000000
Boerenleenbank B.A., "Rabobank Nederland"
------------------------------------------------------------------------------------------
Den norske Bank ASA                                  $ 11,250,000.00          .0750000000
------------------------------------------------------------------------------------------
The Royal Bank of Scotland plc                       $ 11,250,000.00          .0750000000
------------------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale, New            $ 11,250,000.00          .0750000000
York Branch
------------------------------------------------------------------------------------------
Wells Fargo Bank Texas, National Association         $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
The Bank of Nova Scotia                              $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
The Bank of New York                                 $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
Credit Suisse First Boston                           $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
Danske Bank                                          $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
Wachovia Bank, N.A.                                  $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
The Northern Trust Company                           $  7,500,000.00          .0500000000
------------------------------------------------------------------------------------------
The Fuji Bank, Limited                               $  4,821,428.58          .0321428572
------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                       $  3,214,285.71          .0214285714
------------------------------------------------------------------------------------------
The Industrial Bank of Japan, Ltd.                   $  3,214,285.71          .0214285714
------------------------------------------------------------------------------------------
Total                                                $150,000,000.00        100.000000000%
------------------------------------------------------------------------------------------

                                    2.01-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                              FMC CORPORATION



                              By:__________________________________

                                    Name:__________________________

                                    Title:_________________________


                              By:__________________________________

                                    Name:__________________________

                                    Title:_________________________


                              Address:   200 East Randolph Drive

                                         Chicago, Illinois 60601

                                         Attention:  Treasurer

                              Facsimile No.:  312.861.5797


                              FMC TECHNOLOGIES, INC.



                              By:__________________________________

                                    Name:__________________________

                                    Title:_________________________


                              By:__________________________________

                                    Name:__________________________

                                    Title:_________________________


                              Address:   200 East Randolph Drive

                                         Chicago, Illinois 60601

                                         Attention:  Treasurer

                              Facsimile No.:  312.861.5797


                  Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               BANK OF AMERICA, N.A., as Administrative Agent



                               By:________________________________

                                  Name:___________________________

                                  Title:__________________________

                               Administrative Agent's Office:

                               Address:___________________________

                                       ___________________________

                                       ___________________________

                               Facsimile No.:_____________________

                               Attention:_________________________

                               ABA No.:___________________________

                               Account No.:_______________________

                               Reference:  FMC Technologies



                               BANK OF AMERICA, N.A., as a Lender



                               By:________________________________

                                  Name:___________________________

                                  Title:__________________________

                               Address:___________________________

                                       ___________________________

                                       ___________________________

                               Facsimile No.:_____________________

                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               CITIBANK, N.A., as a Lender



                               By:________________________________

                                  Name:___________________________

                                  Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                               B.A., "RABOBANK NEDERLAND", as a Lender



                               By:________________________________

                                  Name:___________________________

                                  Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              DEN NORSKE BANK ASA, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:_________________________




                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              THE ROYAL BANK OF SCOTLAND PLC, as a Lender


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________





                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as a Lender


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________

                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE BANK OF NOVA SCOTIA, as a Lender


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE BANK OF NEW YORK, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CREDIT SUISSE FIRST BOSTON, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              DANSKE BANK, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              WACHOVIA BANK, N.A., as a Lender


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________



                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE NORTHERN TRUST COMPANY, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE FUJI BANK, LIMITED, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE DAI-ICHI KANGYO BANK, LTD., as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              THE INDUSTRIAL BANK OF JAPAN, LTD., as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              __________________________________, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                 Signature Page to 364-Day Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              __________________________________, as a Lender



                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________


                              By:________________________________

                                 Name:___________________________

                                 Title:__________________________




                 Signature Page to 364-Day Credit Agreement